Exhibit 23 (b)(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                           INTERNATIONAL SERIES, INC.

                                  AMENDMENT #4
                                 TO THE BY-LAWS

                            (EFFECTIVE MAY 12, 1998)



Strike Section 3 - Place of Meetings from Article I - Meeting of Shareholder and replace it with the following:

      Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at such place within or without the State of Maryland as may be fixed by the Board of Directors.